EXHIBIT 23.2



BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
Certified Public Accountants

                                                             High Ridge Commons
                                                               Suites 400 - 403
                                                    200 Haddonfield Berlin Road
                                                            Gibbsboro, NJ 08026



Securities and Exchange Commission
Washington, DC 20549


            Consent of Independent Registered Public Accounting Firm

Ladies and Gentlemen:

We hereby consent to the use in this Registration Statement on Form S-8 of our March 31, 2005 audited consolidated financial statements dated June 30, 2005, relating to IVI Communications, Inc. and Subsidiaries, which appears in such Registration Statement.





/s/ Bagell, Josephs, Levine & Company, L.L.C.
Bagell, Josephs, Levine & Company, L.L.C.
Gibbsboro, New Jersey
November 8, 2005